FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results, Declares Dividend

Lewiston, ME (April 29, 2013) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.7 million for the quarter ended March 31, 2013, compared to $168 thousand for the quarter ended March 31, 2012.  Net income for the nine months ended March 31, 2013 was $4.2 million, compared to $1.1 million for the nine months ended March 31, 2012.  Net income for the nine months ended March 31, 2012 included $1.1 million from discontinued operations.

Net income available to common stockholders was $1.7 million, or $0.16 per diluted common share, for the quarter ended March 31, 2013, compared to $70 thousand, or $0.02 per diluted common share, for the quarter ended March 31, 2012.  Net income available to common stockholders for the nine months ended March 31, 2013 was $3.9 million, or $0.37 per diluted common share, compared to $821 thousand, or $0.23 per diluted common share, for the nine months ended March 31, 2012.  Weighted average shares outstanding increased to 10.4 million shares in each of the current year periods from 3.5 million shares in 2011 principally as a result of the Company’s public offering of common stock in May 2012.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on May 24, 2013 to shareholders of record as of May 10, 2013.

“We are pleased with our earnings performance this quarter, with strong returns in our loan purchasing division, and further growth in deposits through ableBanking,” said Richard Wayne, Chief Executive Officer. “Our loan purchasing division realized $4.1 million of transactional income on loan payoffs and sales, which drove our total purchased loan return to 22.0% and our net interest margin to 5.07% for the quarter. AbleBanking, our online affinity deposit program grew deposits by $29.3 million. Asset quality remained strong with non-performing assets declining by 24% from the quarter ending December 31, 2012.”

At March 31, 2013, total assets were $699.6 million, an increase of $30.4 million, or 4.5%, compared to June 30, 2012. The principal components of the year-to-date change in the balance sheet were as follows:

1.
The loan portfolio grew by $24.1 million, or 6.8%, principally due to net growth of $58.9 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by net amortization and payoffs of $34.8 million in the Community Banking Division loan portfolio.

Compared to the quarter ended December 31, 2012, the Bank’s LASG loan portfolio declined $1.3 million, reflecting purchases and originations of $11.3 million and $2.8 million, respectively, offset by loan payoffs and asset sales totaling $15.4 million.  Loan payoffs and asset sales during the quarter ended March 31, 2013 resulted in $4.1 million of transactional income, compared to $1.9 million in the quarter ended December 31, 2012 and $493 thousand in the quarter ended March 31, 2012.

As has been discussed in more detail in the Company’s SEC filings, loan purchases by the LASG are subject to two regulatory conditions, which are summarized below, together with the remaining purchasing capacity available under each of these conditions:

Basis for Regulatory Condition	Condition	Remaining Purchased Loan Capacity at March 31, 2013
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$41.2
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$141.7

To increase its capacity under the “Total Loans” regulatory condition, the Company is currently holding in its portfolio, as necessary and on a duration–matched basis, residential fixed and adjustable rate loans that would otherwise be sold in the secondary market.

An overview of the LASG portfolio follows:

	LASG Portfolio Overview
	Three Months Ended March 31, 2013			Nine Months Ended March 31, 2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Purchased or originated during the period:
Unpaid principal balance	$13,971	$2,800	$16,771	$103,539	$15,625	$119,164
Net investment basis	$11,340	$2,827	$14,167	$75,553	$15,652	$91,205

Totals as of period end:
Unpaid principal balance				$166,360	$17,871	$184,231
Net investment basis				$130,502	$17,904	$148,406

Returns during the period:
Yield	17.76%	9.43%	16.84%	15.52%	9.55%	14.89%
Total Return (1)	22.02%	9.43%	20.64%	18.66%	9.55%	17.70%

(1)	The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.
Deposits increased by $83.4 million, or 19.8%, due primarily to a $68.0 million increase in deposits raised through ableBanking, the Bank’s online affinity deposit platform.  At March 31, 2013, ableBanking deposits stood at $70.8 million, consisting of $37.2 million of time deposits and $33.5 million of money market accounts.

3.	Borrowings decreased by $49.9 million, or 41.2%, as a result of the repayment of structured repurchase agreements and FHLB advances.

4.	Stockholders’ equity decreased by $3.4 million, or 2.9%, primarily due to the redemption of TARP preferred stock and warrants totaling $4.3 million in the quarter ended December 31, 2012.

Net income increased by $1.5 million to $1.7 million for the quarter ended March 31, 2013, compared to $168 thousand for the quarter ended March 31, 2012.  Operating results for the quarter included the following items of significance:

1.
Net interest income increased by $3.5 million, or 73.6%, to $8.3 million for the quarter compared to the quarter ended March 31, 2012, primarily due to growth in the purchased loan portfolio.  This result is evident in the net interest margin, which increased to 5.07% for the quarter ended March 31, 2013, compared to 3.44% for the quarter ended March 31, 2012, and 4.28% for the quarter ended December 31, 2012.

2.	The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2013			2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$244,397	$3,529	5.86%	$293,413	$4,211	5.77%
LASG:
Originated	16,167	376	9.43%	3,687	87	9.49%
Purchased	130,045	5,696	17.76%	51,677	1,572	12.23%
Total LASG	146,212	6,072	16.84%	55,364	1,659	12.05%
Total	$390,609	$9,601	9.97%	$348,777	$5,870	6.77%

	Nine Months Ended March 31,
	2013			2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$257,760	$11,449	5.92%	303064	13557	5.95%
LASG:
Originated	12,974	930	9.55%	2,637	194	9.79%
Purchased	110,151	12,830	15.52%	29,315	3,130	14.21%
Total LASG	123,125	13,760	14.89%	31,952	3,324	13.85%
Total	$380,885	$25,209	8.82%	$335,016	$16,881	6.71%

The yield on purchased loans was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes transactional income of $4.1 million for the quarter and $7.8 million for the nine months ended March 31, 2013.

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2013		2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$3,043	9.40%	$1,298	10.10%
Transactional income:
Gains on loan sales	1,218	3.76%	219	1.70%
Gain on sale of real estate owned	211	0.65%	-	0.00%
Accelerated accretion and loan fees	2,653	8.20%	274	2.13%
Total transactional income	4,082	12.61%	493	3.83%
Total	$7,125	22.02%	$1,791	13.94%

	Nine Months Ended March 31,
	2013		2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$7,813	9.35%	$2,374	10.78%
Transactional income:
Gains on loan sales	2,035	2.44%	219	0.99%
Gain on sale of real estate owned	684	0.82%	-	0.00%
Other noninterest income	36	0.04%	-	0.00%
Accelerated accretion and loan fees	5,017	6.01%	756	3.43%
Total transactional income	7,772	9.30%	975	4.42%
Total	$15,585	18.66%	$3,349	15.20%

(1)	The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

Net gains on the sale of portfolio loans of $1.2 million for the quarter, the result of a gain on the sale of one LASG loan, increased by $1.0 million compared to the quarter ended March 31, 2012.

3.	No securities gains were realized during the quarter ended March 31, 2013, as compared to gains of $731 thousand realized for the quarter ended March 31, 2012.

4.	Noninterest expense increased by $1.6 million for the current quarter, compared to the quarter ended March 31, 2012, principally due to the following:

•
An increase of $1.2 million in employee compensation, due mainly to higher incentive compensation, increases in staffing, and in the cost of employee benefits programs.  Full-time equivalent employees increased by 26 over the past twelve months, as the Company has added staff to several operational areas and the LASG.

•
An increase of $288 thousand in occupancy and equipment expense, principally due to increased rent associated with the relocation of the Company’s office in Boston, MA, and depreciation of investments in new technology, principally those associated with ableBanking.

•
An increase of $108 thousand in loan acquisition and collection expense, principally due to an increase in the size of the LASG portfolio, which has grown to $148.4 million from $62.3 million at March 31, 2012.

•	An increase of $107 thousand in marketing expense, principally due to promotional incentives associated with ableBanking.

At March 31, 2013, nonperforming assets were $7.4 million, or 1.1% of total assets, a decrease of $2.4 million from the quarter ended December 31, 2012, and an increase of $483 thousand compared to the amount at June 30, 2012.

At March 31, 2013, the Company’s Tier 1 leverage ratio was 17.4%, a decrease from 19.9% at June 30, 2012, and the total risk-based capital ratio was 30.7%, a decrease from 33.3% at June 30, 2012.

Investor Call Information
Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 11:00 a.m. Eastern Time on Tuesday, April 30, 2013.  Investors can access the call by dialing 877.878.2762 and entering the following passcode: 52300502. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches, some with investment centers, and five loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and southeastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity and tangible book value per share. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
_______________________________________________________________________________________________________________________________________________

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 77 Middle Street, Portland, ME 04101.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	March 31, 2013	June 30, 2012
Assets
Cash and due from banks	$2,936	$2,538
Short-term investments	139,633	125,736
Total cash and cash equivalents	142,569	128,274

Available-for-sale securities, at fair value	128,549	133,264
Loans held for sale	7,768	9,882

Loans
Commercial real estate	223,440	180,735
Residential real estate	124,294	137,571
Construction	42	1,187
Commercial business	18,460	19,612
Consumer	14,075	17,149
Total loans	380,311	356,254
Less: Allowance for loan losses	1,033	824
Loans, net	379,278	355,430

Premises and equipment, net	10,013	9,205
Repossessed collateral, net	2,038	834
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	5,121	5,473
Intangible assets, net	3,751	4,487
Bank owned life insurance	14,266	14,295
Other assets	6,224	8,052
Total assets	$699,577	$669,196

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand	$46,783	$45,323
Savings and interest checking	89,394	90,204
Money market	83,129	45,024
Time	286,280	241,637
Total deposits	505,586	422,188

Federal Home Loan Bank advances	33,117	43,450
Structured repurchase agreements	25,518	66,183
Short-term borrowings	2,360	1,209
Junior subordinated debentures issued to affiliated trusts	8,227	8,106
Capital lease obligation	1,783	1,911
Other liabilities	7,249	7,010
Total liabilities	583,840	550,057

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2013; 4,227 shares issued and
outstanding at June 30, 2012; liquidation preference of $1,000 per share	0	4
Voting common stock, $1.00 par value, 25,000,000 and 13,500,000 shares authorized at March 31, 2013 and June 30, 2012, respectively;
9,565,680 and 9,307,127 issued and outstanding at March 31, 2013 and
June 30, 2012, respectively	9,566	9,307
Non-voting common stock, $1.00 par value, 3,000,000 and 1,500,000 shares authorized at March 31, 2013 and June 30, 2012, respectively;
880,963 and 1,076,314 issued and outstanding at March 31, 2013 and
June 30, 2012, respectively	881	1,076
Additional paid-in capital	92,556	96,359
Retained earnings	13,260	12,235
Accumulated other comprehensive (loss) income	(526)	158
Total stockholders' equity	115,737	119,139
Total liabilities and stockholders' equity	$699,577	$669,196

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Interest and dividend income:
Interest on loans	$9,601	$5,870	$25,209	$16,881
Interest on available-for-sale securities	234	422	929	1,602
Other interest and dividend income	85	60	283	176
Total interest and dividend income	9,920	6,352	26,421	18,659

Interest expense:
Deposits	1,084	875	3,090	2,548
Federal Home Loan Bank advances	232	256	750	772
Structured repurchase agreements	135	247	515	744
Short-term borrowings	4	7	15	15
Junior subordinated debentures issued to affiliated trusts	190	188	574	556
Obligation under capital lease agreements	22	25	69	76
Total interest expense	1,667	1,598	5,013	4,711

Net interest and dividend income before provision for loan losses	8,253	4,754	21,408	13,948
Provision for loan losses	346	100	821	634
Net interest and dividend income after provision for loan losses	7,907	4,654	20,587	13,314

Noninterest income:
Fees for other services to customers	430	326	1,202	1,036
Net securities gains	0	731	792	1,111
Gain on sales of loans held for sale	625	634	2,295	2,060
Gain on sales of portfolio loans	1,228	219	2,226	422
Gain (loss) recognized on repossessed collateral, net	230	(24)	681	11
Investment commissions	758	720	2,232	2,111
Bank-owned life insurance income	118	124	599	377
Other noninterest income	12	18	68	75
Total noninterest income	3,401	2,748	10,095	7,203

Noninterest expense:
Salaries and employee benefits	5,262	4,093	13,732	11,539
Occupancy and equipment expense	1,258	970	3,483	2,735
Professional fees	388	539	1,210	1,231
Data processing fees	306	260	858	823
Marketing expense	249	142	688	487
Loan acquisition and collection expense	352	244	1,285	798
FDIC insurance premiums	125	125	364	364
Intangible asset amortization	205	262	735	935
Other noninterest expense	686	598	2,112	1,836
Total noninterest expense	8,831	7,233	24,467	20,748

Income (loss) from continuing operations before income tax expense (benefit)	2,477	169	6,215	(231)
Income tax expense (benefit)	811	15	2,000	(209)
Net income (loss) from continuing operations	$1,666	$154	$4,215	$(22)

Discontinued operations:
Income from discontinued operations	$0	$0	$0	$186
Gain on sale of discontinued operations	0	22	0	1,551
Income tax expense	0	8	0	600
Net income from discontinued operations	$0	$14	$0	$1,137
Net income	$1,666	$168	$4,215	$1,115
Net income available to common stockholders	$1,666	$70	$3,860	$821

Weighted-average shares outstanding:
Basic	10,425,576	3,494,498	10,397,280	3,494,498
Diluted	10,425,576	3,512,273	10,397,280	3,494,498
Earnings per common share:
Basic:
Income (loss) from continuing operations	$0.16	$0.02	$0.37	$(0.09)
Income from discontinued operations	0.00	0.00	0.00	0.32
Net income	$0.16	$0.02	$0.37	$0.23
Diluted:
Income (loss) from continuing operations	$0.16	$0.02	$0.37	$(0.09)
Income from discontinued operations	0.00	0.00	0.00	0.32
Net income	$0.16	$0.02	$0.37	$0.23
Cash dividends declared per common share	$0.09	$0.09	$0.27	$0.27

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended March 31,
	2013			2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$131,006	$234	0.72%	$132,681	$422	1.28%
Loans (2) (3)	390,609	9,601	9.97%	348,777	5,870	6.77%
Regulatory stock	5,391	4	0.30%	5,697	15	1.06%
Short-term investments (4)	133,025	81	0.25%	67,887	45	0.27%
Total interest-earning assets	660,031	9,920	6.10%	555,042	6,352	4.60%
Cash and due from banks	3,184			2,881
Other non-interest earning assets	36,694			35,651
Total assets	$699,909			$593,574

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$55,068	$36	0.27%	$54,242	$48	0.36%
Money market accounts	70,613	102	0.59%	43,602	38	0.35%
Savings accounts	32,464	11	0.14%	32,923	12	0.15%
Time deposits	297,555	935	1.27%	227,182	777	1.38%
Total interest-bearing deposits	455,700	1,084	0.96%	357,949	875	0.98%
Short-term borrowings	1,889	4	0.86%	1,321	7	2.13%
Borrowed funds	64,212	389	2.46%	112,468	528	1.89%
Junior subordinated debentures	8,205	190	9.39%	8,047	188	9.40%
Total interest-bearing liabilities	530,006	1,667	1.28%	479,785	1,598	1.34%

Interest-bearing liabilities of discontinued operations (5)	0			0

Non-interest bearing liabilities:
Demand deposits and escrow accounts	48,426			44,249
Other liabilities	5,921			3,972
Total liabilities	584,353			528,006
Stockholders' equity	115,556			65,568
Total liabilities and stockholders' equity	$699,909			$593,574

Net interest income		$8,253			$4,754

Interest rate spread	4.82%	3.26%
Net interest margin (6)	5.07%	3.44%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Nine Months Ended March 31,
	2013			2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$132,835	$929	0.93%	$139,834	$1,602	1.52%
Loans (2) (3)	380,885	25,209	8.82%	335,016	16,881	6.71%
Regulatory stock	5,446	42	1.03%	5,740	48	1.11%
Short-term investments (4)	130,991	241	0.25%	71,243	128	0.24%
Total interest-earning assets	650,157	26,421	5.41%	551,833	18,659	4.50%
Cash and due from banks	3,094			2,927
Other non-interest earning assets	37,571			37,143
Total assets	$690,822			$591,903

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$55,468	$116	0.28%	$55,080	$170	0.41%
Money market accounts	56,739	221	0.52%	44,613	130	0.39%
Savings accounts	31,631	32	0.13%	32,907	56	0.23%
Time deposits	283,287	2,721	1.28%	221,127	2,192	1.32%
Total interest-bearing deposits	427,125	3,090	0.96%	353,727	2,548	0.96%
Short-term borrowings	1,397	15	1.43%	1,030	15	1.94%
Borrowed funds	81,183	1,334	2.19%	113,109	1,592	1.87%
Junior subordinated debentures	8,164	574	9.37%	8,009	556	9.24%
Total interest-bearing liabilities	517,869	5,013	1.29%	475,875	4,711	1.32%

Interest-bearing liabilities of discontinued operations (5)	0			380

Non-interest bearing liabilities:
Demand deposits and escrow accounts	50,192			45,771
Other liabilities	5,636			4,267
Total liabilities	573,697			526,293
Stockholders' equity	117,125			65,610
Total liabilities and stockholders' equity	$690,822			$591,903

Net interest income		$21,408			$13,948

Interest rate spread			4.12%			3.18%
Net interest margin (6)			4.39%			3.36%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Net interest income	$8,253	$7,057	$6,098	$6,749	$4,754
Provision for loan losses	346	247	228	312	100
Noninterest income	3,401	3,544	3,150	2,464	2,748
Noninterest expense	8,831	8,132	7,502	7,473	7,233
Net income from discontinued operations	0	0	0	10	14
Net income	1,666	1,517	1,034	1,048	168

Weighted average common shares outstanding:
Basic	10,425,576	10,383,441	10,383,441	6,605,465	3,494,498
Diluted	10,425,576	10,383,441	10,383,441	6,607,171	3,512,273
Earnings per common share:
Basic	$0.16	$0.12	$0.09	$0.14	$0.02
Diluted	0.16	0.12	0.09	0.14	0.02
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.97%	0.87%	0.61%	0.68%	0.11%
Return on average equity	5.85%	5.15%	3.45%	4.74%	1.03%
Net interest rate spread (1)	4.82%	4.02%	3.52%	4.41%	3.26%
Net interest margin (2)	5.07%	4.28%	3.80%	4.63%	3.44%
Efficiency ratio (3)	75.78%	76.71%	81.12%	81.11%	96.42%
Noninterest expense to average total assets	5.12%	4.64%	4.39%	4.82%	4.91%
Average interest-earning assets to average interest-bearing liabilities	124.53%	125.48%	126.65%	120.51%	115.69%

	As of
Nonperforming loans:	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Originated portfolio:
Residential real estate	$2,296	$3,512	$3,184	$3,090	$3,067
Commercial real estate	631	624	626	417	442
Construction	0	0	0	0	0
Home equity	405	620	289	220	255
Commercial business	103	123	133	1,008	1,108
Consumer	258	166	181	324	309
	3,693	5,045	4,413	5,059	5,181
Purchased portfolio:
Residential real estate	0	0	0	0	0
Commercial real estate	1,700	2,144	667	1,055	0
Commercial business	0	0	0	0	0
	1,700	2,144	667	1,055	0
Total nonperforming loans	5,393	7,189	5,080	6,114	5,181
Repossessed collateral	2,038	2,633	2,645	834	915
Total nonperforming assets	$7,431	$9,822	$7,725	$6,948	$6,096

Past due loans to total loans	2.00%	2.52%	1.65%	1.95%	2.06%
Nonperforming loans to total loans	1.42%	1.83%	1.35%	1.72%	1.50%
Nonperforming assets to total assets	1.06%	1.39%	1.15%	1.04%	1.02%
Allowance for loan losses to total loans	0.27%	0.22%	0.18%	0.23%	0.22%
Allowance for loan losses to nonperforming loans	19.15%	12.17%	13.15%	13.48%	14.44%

Commercial real estate loans to risk-based capital (4)	184.40%	193.74%	167.62%	148.28%	238.25%
Net loans to core deposits (5)	77.72%	81.01%	86.69%	88.29%	88.65%
Purchased loans to total loans, including held for sale	33.63%	33.36%	27.68%	23.07%	16.16%
Equity to total assets	16.54%	16.31%	17.72%	17.83%	10.90%
Tier 1 leverage capital ratio	17.41%	17.44%	18.37%	19.91%	11.85%
Total risk-based capital ratio	30.71%	29.35%	31.32%	33.34%	19.49%

Total stockholders' equity	$115,737	$114,931	$118,857	$119,139	$64,870
Less: Preferred stock	0	0	(4,227)	(4,227)	(4,227)
Common stockholders' equity	$115,737	114,931	114,630	114,912	60,643
Less: Intangible assets	(3,751)	(3,957)	(4,222)	(4,487)	(4,749)
Tangible common stockholders' equity (non-GAAP)	$111,986	$110,974	$110,408	$110,425	$55,894

Common shares outstanding	10,446,643	10,383,441	10,383,441	10,383,441	3,507,524
Book value per common share	$11.08	$11.07	$11.04	$11.07	$17.29
Tangible book value per share (non-GAAP) (6)	$10.72	$10.69	$10.63	$10.63	$15.94

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(5) Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(6) Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.